EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated May 8, 2015, with respect to the financial statement of Advisors Disciplined Trust 1456, comprising Minimum Volatility Equity Income Portfolio, Series 2015-2Q - A Hartford Investment Management Company ("HIMCO") Portfolio, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-203315) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP

Chicago, Illinois
May 8, 2015




















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